UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
July 21, 2009
Date of report (Date of earliest event reported)
HUBBELL INCORPORATED
(exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
584 Derby Milford Road, Orange, Connecticut 06477-0589
(Address of Principal Executive Offices) (Zip Code)
(203) 799-4100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
On July 21, 2009, Hubbell Switch Holding Co., Inc. (the “Buyer”), an indirect wholly owned subsidiary of Hubbell Incorporated (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with FCI Americas, Inc. and FCI S.A. to purchase FCI Americas, Inc. (the business known as Burndy, a North American designer and manufacturer of connectors, cable accessories and application tooling serving the power utility industry and the construction, maintenance and repair markets ), from FCI, S.A. for $360 million, subject to certain adjustments as provided for in the Purchase Agreement. The Company has agreed to guarantee the payment and performance of all obligations of the Buyer, including payment obligations, under the Purchase Agreement.
The Purchase Agreement contains terms and provisions customary for a transaction of this nature. Completion of the transaction is expected to be on or around October 1, 2009, subject to certain conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Buyer and FCI S.A. have the right to terminate if the transaction has not been consummated on or before January 15, 2010, subject to certain exceptions. There is no financing condition. The Company will obtain the necessary funds from available resources, including cash and commercial paper backed by an undrawn committed credit facility. Additionally, the Company is actively evaluating available alternatives for permanent financing to best meet its capital structure objectives going forward.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the Company’s press release announcing the entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Concurrently with the execution of the Purchase Agreement, FCI S.A. and Buyer entered into a Transition Services Agreement (the “TSA”), pursuant to which each party agrees to provide certain services to the other party on a transitional basis for periods ranging from three months up to two years. FCI S.A. agreed to provide to Buyer certain information technology, research and development, finance and accounting, purchasing, and other support services to support the purchased business. Buyer agreed to provide to FCI S.A. certain information technology, distribution center and other support services, a data center facility and certain warehouse and manufacturing space in a Brazil manufacturing facility, together with a variety of services in support of FCI S.A.’s operations at such Brazil facility.
ITEM 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DOCUMENT DESCRIPTION

2.1	Stock Purchase Agreement dated July 21, 2009 by and among Hubbell Incorporated, Hubbell Switch Holding Co., Inc., FCI Americas, Inc., and FCI S.A.

99.1	Press Release of Hubbell Incorporated, dated July 22, 2009

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED
By:	/s/ David G. Nord
	Name:	David G. Nord
	Title:	Senior Vice President and Chief Financial Officer

Date: July 22, 2009

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EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

2.1	Stock Purchase Agreement dated July 21, 2009 by and among Hubbell Incorporated, Hubbell Switch Holding Co., Inc., FCI Americas, Inc., and FCI S.A.

99.1	Press Release of Hubbell Incorporated, dated July 22, 2009

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